EXHIBIT 11

                         BARRETT BUSINESS SERVICES, INC.
                        STATEMENT OF CALCULATION OF BASIC
                      AND DILUTED COMMON SHARES OUTSTANDING


                                                              Three Months Ended
                                                              September 30, 2001
                                                              ------------------

Weighted average number of basic shares outstanding                  6,152,175

Stock option plan shares to be issued at prices ranging
from $1.45 to $17.94 per share                                         907,553


Less:   Assumed purchase at average market price during the
        period using proceeds received upon exercise of
        options and purchase of stock, and using tax benefits
        of compensation due to premature dispositions                 (879,988)
                                                               ---------------

Weighted average number of diluted shares outstanding                6,179,740
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